SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 12, 2003


                            ATSI COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                       1-15687                74-2849995
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)



                            8600 WURZBACH, SUITE 700W
                            SAN ANTONIO, TEXAS 78240
                                 (210) 614-7240
    (ADDRESS, INCLUDING ZIP CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES
                   AND TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On December 09, 2003, ATSI Communications, Inc.'s Board of Directors approved the recommendation of its Audit Committee that the firm of Tanner + Co. be dismissed as its independent public accountants. A discussion was also held by the Audit Committee with Antonio Estrada, Corporate Controller.

     On December 09, 2003, ATSI Communications, Inc.'s Board of Directors approved the recommendation of its Audit Committee that the firm of Malone & Bailey, PLLC be engaged as its independent public accountants for the fiscal year ending July 31, 2004. The recommendation of the Audit Committee was made after discussions with Antonio Estrada, Corporate Controller.

     On November 14, 2002, the Company had engaged Tanner + Co. to audit the financial statements for the year ended July 31, 2002 and 2003. During the year ended July 31, 2002 and 2003 and through the date hereof, there were no disagreements with Tanner + Co. on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former auditors, would have been referred to in the auditors' report had such a report been issued.

     During the year ended July 31, 2002 and 2003, and through the date hereof, the Company did not consult Malone & Bailey, PLLC with respect to the application of accounting principles to a specified transaction, proposed or completed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events pursuant to Item 304 (a).

ITEM 7.    EXHIBITS


16 Letter from Tanner + Co. dated December 12, 2003 re: their agreement with the statements in this filing.


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ATSI Communications, Inc.
                                            Dated: December 12, 2003

                                            By:  /s/ Antonio Estrada
                                               ---------------------------------
                                                     Antonio Estrada
                                                     Corporate Controller


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